EXHIBIT 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This membership interest purchase agreement (the “Agreement”) is entered into as of January 31, 2024 (the “Effective Date”) by and between (i) Vegas Brazil LLC, a California limited liability company (the “Buyer”), (ii) Nevada Medical Group, LLC, a Nevada limited liability company (the “Company”), and (iii) DEP Nevada, Inc., a Nevada corporation (the “Seller”). The Buyer, Company, and the Seller may also be referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Seller and Company entered into that binding term sheet, dated November 21, 2023 (the “Term Sheet”) with JL Skylegacy, Inc., a California corporation (“Skylegacy”);

WHEREAS, the Parties agree and acknowledge that Skylegacy has transferred and assigned the Term Sheet to the Buyer;

WHEREAS, the Company holds a commercial cannabis cultivation license (the “Cultivation License”) and commercial cannabis distribution license (the “Distribution License”) in the State of Nevada (“State”) issued by the Cannabis Compliance Board (the “CCB”) to engage in cannabis activities at that certain real property located at 3375 Pepper Lane, Las Vegas, Nevada 89120 (the “Pepper Premise”);

WHEREAS, the Company holds a commercial cannabis manufacturing license (the “Manufacturing License”) in the State issued by the CCB to engage in cannabis manufacturing activities at that certain real property located at 6420 Corporate Drive, Las Vegas, Nevada 89120 (the “Manufacturing Premise” together with the Pepper Premise, the “Facilities”);

WHEREAS, the Seller owns all of Company’s issued and outstanding membership interests (the “Acquired Securities”); and

WHEREAS, on the terms and subject to the conditions set forth herein, the Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Acquired Securities (the “Transaction”).

NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01 Definitions

. The following terms, as used herein, have the following meanings:

(a) “Accounting Referee” shall have the meaning set forth in Section 2.02.

(b) “Action” means any claim, charge, action, suit, arbitration, mediation, inquiry, hearing, audit, proceeding or investigation by or before any Governmental Authority, including any audit, claim or assessment for Taxes or otherwise.

(c) “Actual Working Capital” shall have the meaning set forth in Section 2.02.

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(d) “Additional Purchase Price” shall have the meaning set forth in Section 2.03.

(e) “Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

(f) “Ancillary Agreements” means: (i) the Landlord Consents, (ii) the First Guaranty, (iii) the Note, and (iv) the Second Guaranty.

(g) “Basket Amount” shall have the meaning set forth in Section 8.03.

(h) “Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in Las Vegas, Nevada are authorized or required by law or executive order to close.

(i) “Buyer” shall have the meaning set forth in the recitals.

(j) “Buyer Indemnified Party” shall have the meaning set forth in Section 8.01.

(k) “Cash” means the aggregate amount of all cash, commercial paper, certificates of deposits and other bank deposits, treasury bills and all other cash equivalents of Company (including all uncleared checks or deposits received by Company), as calculated in accordance with GAAP.

(l) “CCB” means the Nevada Cannabis Compliance Board.

(m) “City” means the City of Las Vegas.

(n) “Code” means the Internal Revenue Code of 1986, as amended.

(o) “Contract” means any written or oral contract, agreement, indenture, commitment, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, arrangement or other legally binding agreement or obligation.

(p) “Disclosure Schedule” means the Disclosure Schedule attached as Schedule I, dated as of the Effective Date, delivered by the Seller to Buyer in connection with this Agreement.

(q) “Disputed Items” shall have the meaning set forth in Section 2.02.

(r) “Dispute Notice” shall have the meaning set forth in Section 2.02.

(s) “Economic Takeover Date” means the date the Buyer takes over operational influence and accepts responsibility for all forward-going profits and losses.

(t) “Excess Amount” shall have the meaning set forth in Section 2.02.

(u) “Facility” shall have the meaning set forth in the recitals.

(v) “GAAP” means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

(w) “General Survival Date” shall have the meaning set forth in Section 8.01.

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(x) “Governmental Authority” means any federal, national, foreign, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency, bureau, department, board, panel or commission or any court, tribunal, or judicial or arbitral body or mediator or any other instrumentality of any kind of any of the foregoing.

(y) “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

(z) “Indemnified Party” shall have the meaning set forth in Section 8.04.

(aa) “Indemnifying Party” shall have the meaning set forth in Section 8.04.

(bb) “Intellectual Property” shall mean any or all of the following and all rights arising out of or associated therewith, in each case, in any jurisdiction in the world: (a) patents and patent applications (including reissues, reexaminations, divisions, renewals, extensions, provisionals, continuations and continuations-in-part), inventions (whether or not patentable and whether or not reduced to practice), invention or patent disclosures and inventor’s certificates; (b) trade secrets, proprietary information and know-how, including methods, processes, designs, drawings, technical data and customer lists; (c) original works of authorship (whether copyrightable or not), copyrights, copyright registrations and copyright applications; (d) industrial designs and all registrations and applications thereof; (e) Marks; (f) software; (g) moral and economic rights of authors and inventors, however denominated; and (h) all other intellectual property or industrial property rights.

(cc) “Knowledge” means (i) with respect to Company, the actual knowledge of Stephen ‘Trip’ Hoffman, or the knowledge that such individual would obtain after reasonable inquiry, (b) with respect to Seller, the actual knowledge of Stephen ‘Trip’ Hoffman or the knowledge that such individual would obtain after reasonable inquiry, and (c) with respect to Buyer, the actual knowledge of Julie Le and the knowledge that such individual would obtain after reasonable inquiry.

(dd) “Landlord Consents” means those certain consents from the landlord of the Pepper Premise and the landlord of the Manufacturing Premise, respectively, giving consent to the change of control of the Company resulting from the Transaction, as required under the Leases, in substantially the form attached as Exhibit A-1 and Exhibit A-2;

(ee) “Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, regulation, directive, norm, order, requirement or rule of law (including common law), including the AMMA, provided, however, the parties hereby acknowledge that under United States federal law, and more specifically the Federal Controlled Substances Act, the possession, use, cultivation, marketing and transfer of cannabis is illegal and that, notwithstanding anything to the contrary, with respect to regulated cannabis business activities, “Law”, “law”, or “federal” shall only include such federal law, authority, agency, or jurisdiction as is not in conflict with the Laws, regulations, authority, agency, or jurisdiction of any state, district, or territory regarding such regulated cannabis business activities.

(ff) “Leases” means the (A) lease of the Pepper Premise dated November 10th, 2017, and amended on April 11th, 2022 by and between Ealevi Family Trust and the Company, and the (B) lease of the Manufacturing Premise dated May 7th, 2019 by and between Haig and Nora Atamian and the Company.

(gg) “Leased Real Property” means the real property leased, subleased, licensed or otherwise used by Company as tenant, subtenant, licensee or occupant, as applicable, together with, to the extent leased by Company, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of Company attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing. The Leased Real Property includes the Facilities.

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(hh) “Liabilities” means with respect to any Person, any and all debts, liabilities or obligations of such Person of any kind or nature whatsoever, whether asserted or unasserted, known or unknown, accrued or unaccrued, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person, including those arising under any Law (including any Environmental Law), Action or Governmental Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.

(ii) “Lien” means any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage deed of trust, right of way, easement, encroachment, servitude, right of first option, right of first or last negotiation or refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

(jj) “Losses” means any and all losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind (including consequential damages, but only to the extent that such damages constitute the natural, probable and reasonably foreseeable consequence of the breach or were otherwise within the contemplation of the parties), including reasonable outside attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include punitive, speculative or remote damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party.

(kk) “Management Agreement” means that certain management agreement entered into between the Company and Moj NV, LLC (“Moj”) dated August 1, 2023, which has been previously approved by the CCB, and grants Moj management and operational control over the Manufacturing License and Manufacturing Premise.

(ll) “Marks” shall mean any and all trademarks, service marks, certification marks, trade names, corporate names, domain names, logos, trade dress or other indicia of source or origin, including unregistered and common law rights in the foregoing, and all registrations of and applications to register the foregoing, in each case in any jurisdiction throughout the world.

(mm) “Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of Company, or (b) the ability of the Seller to consummate the transactions contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change attributable to: (i) general economic or political conditions; (ii) conditions affecting the industries in which Company operates (including but not limited to the cannabis industry), except to the extent such conditions adversely affect Company in a disproportionate manner relative to other companies in the cannabis industry; (iii) any changes in financial, banking or securities markets in general; (iv) a national emergency, acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any changes in applicable Laws or accounting rules (including GAAP); or (vi) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with Company.

(nn) “Mr. Le” means Tommy Le, an affiliate of the Buyer.

(oo) “NCCR” means the Nevada Cannabis Compliance Regulations, as may be amended, and applicable guidance as promulgated thereunder.

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(pp) “Organizational Documents” means, with respect to any Person that is not an individual, (a) such Person’s certificate of incorporation and bylaws, (b) such Person’s certificate of formation, certificate of trust, articles of organization, limited liability company agreement, limited partnership agreement or trust agreement, or (c) any documents comparable to those described in clauses (a) and (b) as may be applicable pursuant to any applicable Law, and (c) any amendment or modification to any of the foregoing.

(qq) “Permit” means any permit, license, certificate (including a certificate of occupancy) registration, authorization, application, filing, notice, qualification, waiver of any of the foregoing or approval of a Governmental Authority.

(rr) “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

(ss) “Purchase Price” shall have the meaning set forth in Section 2.01.

(tt) “Regulatory Approval” means the written consent of the CCB approving of the change in ownership of the Company and the Licenses resulting from the sale of the Acquired Securities hereunder.

(uu) “Licenses” shall collectively mean the Cultivation License, Distribution License, and Manufacturing License.

(vv) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(ww) “Seller” shall have the meaning set forth in the recitals.

(xx) “Seller Indemnified Party” shall have the meaning set forth in Section 8.02.

(yy) “Statutes” means the Nevada Revised Statutes, Title 56, Chapters 678A, 678B, 678C, and 678D, as may be amended.

(zz) “Shortfall Amount” shall have the meaning set forth in Section 2.02.

(aaa) “Statement of Financial Position” shall have the meaning set forth in Section 2.02.

(bbb) “Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee (including under Section 6901 of the Code or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

(ccc) “Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

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(ddd) “Taxing Authority” means the Internal Revenue Service and any other Governmental Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

(eee) “Term Sheet” shall mean the Binding Term Sheet executed on November 21st, 2023 between Buyer, Company and Seller.

(fff) “Third-Party Claim” shall have the meaning set forth in Section 8.04.

(ggg) “TOI” means the Transfer of Interest application.

(hhh) “Unresolved Items” shall have the meaning set forth in Section 2.02.

(iii) “Working Capital” shall have the meaning set forth in Section 2.02.

(jjj) “Working Capital Adjustment” shall have the meaning set forth in Section 2.02.

Section 1.02 Interpretive Provisions. Unless the express context otherwise requires:

(a) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c) the terms “Dollars” and “$” mean United States Dollars;

(d) references herein to a specific Section, Subsection, Recital, Schedule or Exhibit shall refer, respectively, to Sections, Subsections, Recitals, Schedules or Exhibits of this Agreement;

(e) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(f) references herein to any gender shall include each other gender;

(g) references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.02(g) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(h) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

(i) references herein to any Contract or agreement (including this Agreement) mean such Contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof;

(j) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(k) references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and

(l) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

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ARTICLE II.

PURCHASE AND SALE OF ACQUIRED SECURITIES

Section 2.01 Purchase and Sale; Purchase Price.

(a) Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing, the Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and accept from the Seller, the Acquired Securities, free and clear of all Liens.

(b) Purchase Price. The aggregate purchase price for the Acquired Securities is Two Million Dollars ($2,000,000) (the “Purchase Price”), subject to the adjustments described in Section 2.03. The Purchase Price shall be paid as follows:

(i) A deposit in the amount of two hundred fifty thousand dollars ($250,000) (the “Deposit”) which has already been paid by the Buyer to the Seller.

(ii) Within six (6) months of Company’s receipt of the Regulatory Approval, the Buyer shall deliver to Seller an amount of seven hundred fifty thousand dollars ($750,000) (the “Cash Payment”). Prior to the Company submitting the TOI, Mr. Le shall deliver an executed personal guaranty (the “First Guaranty”) in favor of the Seller, guaranteeing the Buyer’s obligation to deliver the Cash Payment, which First Guaranty shall be in similar form and substance as attached as Exhibit B.

(iii) On the Closing Date, the Buyer shall deliver to the Seller an amount of one million dollars ($1,000,000) (the “Note Payment”) in the form of a promissory note (the “Note”), in substantially the same form and substance as attached as Exhibit C. The Note Payment shall be personally guaranteed by Mr. Le (the “Second Guaranty”), which Second Guaranty shall be in similar form and substance as attached as Exhibit D.

Section 2.02 Working Capital Adjustment. In determining the Purchase Price hereunder, the Parties have assumed that, as of the Economic Takeover Date, Company will have on hand Working Capital in an amount equal to Zero Dollars ($0.00) (the “Target Working Capital”). The Parties have agreed upon the following procedure to decrease or increase the Purchase Price (the “Working Capital Adjustment”) in the event Company’s actual Working Capital as of the Closing Date (“Actual Working Capital”) varies from the Target Working Capital. As used herein, “Working Capital” shall be calculated from the input values at the end of the business day on the day prior to the Economic Takeover Date, as the value of all liquid assets (including cash, Inventory, accounts receivable, pre-paid license fees, pre-paid insurance premiums, and pre-paid taxes [sales and income]) minus the value of all liquid liabilities (including accounts payable, taxes due [sales and income]). For purposes of this Section 2.02, the value of the “Inventory” shall mean that specific monetary amount as stated in Schedule II.

(a) Within one (1) year of the Closing Date, Seller shall provide a statement of financial position, which includes, without limitation, an accurate balance sheet reflecting Company’s Actual Working Capital, and Seller’s good faith calculations reflecting the Working Capital Adjustment (if any) (the “Statement of Financial Position”). Buyer agrees and acknowledges that the Statement of Financial Position may take up to a year or more following the Closing Date to be determined as it will involve income tax calculations that depend on full-tax-year inputs to properly pro-rate income taxes due by Company up to the Closing Date.

(b) Upon receipt of the Statement of Financial Position, Buyer shall review same for accuracy. No later than sixty (60) days following Buyer’s receipt of the Statement of Financial Position, Buyer shall prepare and deliver to the Seller an adjusted Statement of Financial Position, which shall include, without limitation, an adjusted balance sheet reflecting Buyer’s good faith determination of Company’s Actual Working Capital and Buyer’s good faith calculations reflecting the Working Capital Adjustment (if any). Failure to deliver such adjusted Statement of Financial Position within such sixty (60) day period shall be Buyer’s acceptance of the Statement of Financial Position and an irrevocable waiver of any right to object thereto.

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(c) The Seller shall have thirty (30) days following the Seller’ receipt of the adjusted Statement of Financial Position to deliver to Buyer any objections. Failure to deliver such notice within such thirty (30) day period, shall be deemed to be Seller’ acceptance thereof and irrevocable waiver of any right to object thereto. If Seller timely deliver such written objections (a “Dispute Notice”), which Dispute Notice specifies in reasonable detail the nature and dollar amount of any disagreement so asserted (collectively, the “Disputed Items”), then, during the fifteen (15) days following Buyer’s receipt of a Dispute Notice, Buyer and Seller shall diligently attempt to resolve in writing the Disputed Items. Any Disputed Item resolved in writing by Buyer and Seller will be deemed final, binding and conclusive on Buyer and the Seller.

(d) In the event that Buyer and Seller do not reach an agreement on all of the Disputed Items during such fifteen (15) day period (or such longer period as they shall mutually agree), then, at the end of such period, Buyer and Seller shall submit all unresolved Disputed Items (collectively, the “Unresolved Items”) to an accounting firm mutually acceptable to the Parties (“Accounting Referee”) to review and resolve such matters. The Accounting Referee’s determination of the Unresolved Items shall be final, binding and conclusive on Buyer and the Seller, absent manifest errors on all parties, and enforceable before a Governmental Authority, effective as of the date the Accounting Referee’s written determination is received by Buyer and Seller. Each of Buyer and the Seller will bear their own legal, accounting and other fees and expenses of participating in such dispute resolution procedure. The fees and expenses of the Accounting Referee shall be split equally between Buyer and Seller.

(a) Upon final determination that the Actual Working Capital is less than the Target Working Capital (the actual amount, the “Shortfall Amount”), then within thirty (30) calendar days, the Seller shall pay the Shortfall Amount to the Buyer.

(b) Upon final determination that the Actual Working Capital exceeds the Target Working Capital (the actual amount, the “Excess Amount”), then within thirty (30) calendar days, the Buyer shall pay the Excess Amount to the Seller.

Section 2.03 Payment Mechanics. All payments made pursuant to this Agreement shall be made in cash by wire transfer of immediately available funds to such bank account as shall be designated in advance by the receiving Party.

Section 2.04 Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Acquired Securities shall take place at a closing (the “Closing”) to be held remotely via the electronic exchange of counterpart signature pages no later fifteen (15) calendar days following receipt of the Regulatory Approval and after the last of the conditions to Closing set forth in Section 2.05, Section 2.06, and in Article VI have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or in such other manner or at such other time or date as the Parties may mutually agree upon in writing (in either case, the “Closing Date”). The Closing shall be deemed effective for all purposes at 5:00 p.m., Pacific time, on the Closing Date.

Section 2.05 Closing Deliveries by Company and the Seller. At the Closing, Company and the Seller shall deliver or cause to be delivered to Buyer the following:

(a) executed counterparts of each of the Ancillary Agreements (as applicable);

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(b) written evidence of Regulatory Approval of the Transaction;

(c) membership interest assignment from the Seller, in the form and substance attached as Exhibit E, as required for the Acquired Securities to be transferred to the Buyer;

(d) resignation of the current manager and any officers, with such resignations to be effective as of the Closing Date; and

(e) such other certificates, documents, schedules, agreements, resolutions, consents, approvals, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing together with such other items as may be reasonably requested by Buyer in order to effectuate or evidence the transactions contemplated hereby.

Section 2.06 Closing Deliveries by the Buyer

. At or before the Closing, as applicable, the Buyer shall deliver or cause to be delivered the following:

(a) delivery of the Deposit;

(b) delivery of the executed First Guaranty;

(c) delivery of the executed Note and executed Second Guaranty;

(d) executed counterparts of each of the other Ancillary Agreements (as applicable);

(e) a certificate from a duly authorized officer of Buyer, dated as of the Closing, (i) certifying and attaching true and complete copies of the resolutions duly and validly adopted by the directors and the shareholders of Buyer authorizing the execution, delivery and performance of this Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby; and (ii) certifying that the conditions set forth in Article VI have been satisfied and that the statements therein are true and correct; and

(f) such other certificates, documents, schedules, agreements, resolutions, consents, approvals, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing together with such other items as may be reasonably requested by Buyer in order to effectuate or evidence the transactions contemplated hereby.

Section 2.07 Conveyance Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and Transaction (including any real property transfer Tax and any other similar Tax) shall be solely borne and paid by Buyer when due. Buyer shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Seller shall cooperate with respect thereto as necessary).

Section 2.08 Withholding Tax

. Buyer and Company shall be entitled to deduct and withhold from the Purchase Price such amounts that Buyer and Company may be required to deduct and withhold under the Code or any provision of applicable Tax Law. To the extent that amounts are so deducted or withheld, such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the Seller.

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ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Schedule, the Company represents and warrants to the Buyer that the statements contained in this Article III are true and correct as of the Effective Date and as of the Closing Date.

Section 3.01 Organization and Authority; Execution; Enforceability. Company is a limited liability company validly existing and in good standing under the laws of the State of Nevada. Company has all necessary limited liability company power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by Company, the performance by Company of its obligations hereunder and thereunder and the consummation by Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of Company. This Agreement has been, and upon their execution, the Ancillary Agreements to which Company is a party, shall have been, duly executed and delivered by Company, and (assuming due authorization, execution and delivery by each other party hereto and thereto) this Agreement constitutes, and upon their execution the Ancillary Agreements shall constitute, legal, valid and binding obligations of Company, enforceable against Company in accordance with their respective terms except to the extent enforcement may be affected by Laws relating to bankruptcy, insolvency, creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies.

Section 3.02 Subsidiaries. There are no corporations, limited liability companies, partnerships, joint ventures, associations or other entities in which Company owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same, and Company has no obligation to make any investment (in the form of a loan, capital contribution or otherwise) in any Person.

Section 3.03 Capitalization. The Seller is the sole record owner of and has good and valid title to the Acquired Securities, free and clear of all Liens. The Acquired Securities constitute 100% of the total issued and outstanding membership interests of Company. The Acquired Securities have been duly authorized and are validly issued, fully-paid and non-assessable. Upon consummation of the transactions contemplated by this Agreement, Buyer shall own all of the Acquired Securities, free and clear of all Liens.

Section 3.04 No Conflict. The execution, delivery and performance by Company of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate, conflict with or result in the breach of any provision of the Organizational Documents of Company; (b) conflict with or result in a violation or breach of any Law or Governmental Order applicable to Company or any of its assets, properties or businesses, including the Business; or (c) conflict with or result in a breach of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Permit that is held by or on behalf of Company.

Section 3.05 Consents. Except for approval from the CCB (and any State regulator with appropriate jurisdiction), the City, and the Landlord Consents, the execution, delivery and performance by Company of this Agreement and each Ancillary Agreements to which it is a party does not and will not require any consent, approval, authorization, or other order of, action by, filing with or notification to, any Governmental Authority.

Section 3.06 Permits. The Company is the holder of the Licenses. The Licenses are in full force and effect in all material respects and have not been revoked, suspended, cancelled, rescinded, terminated, modified, and have not expired. There are no pending or, to Company’s Knowledge, threatened Actions by or before any Governmental Authority to revoke, suspend, cancel, rescind, or terminate any of the Licenses.

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Section 3.07 Real Property. The Company does not own nor has it ever owned any real property. The Company does not have any options, written commitments, or Contracts to acquire any real property. The Leases for the Facilities are the only agreements or documents the Company has entered into relating to use, control, ownership, or leasing of real property.

Section 3.08 Assets. Except as set forth in Section 3.08 of the Disclosure Schedule, the Company holds all legal and beneficial right, title and interest in and to all of the assets of Company, free and clear of any Lien. Immediately following the Closing, all of such assets will be owned, leased or available for use by Company on terms and conditions substantially identical to those under which, immediately prior to the Closing, Company owns, leases, uses or holds available for use such assets. Such assets comprise all of the assets, properties and rights used in the conduct of the Business.

Section 3.09 Management Agreements. The Company is currently a party to the Management Agreement, which is currently valid and in full force and effect, and which shall remain in place, valid, and in full force and effect following the Closing Date.

Section 3.10 Intellectual Property. The Company does not own any Intellectual Property. The Parties expressly agree that the Company has no title, right, or ownership in or to any of Seller’s or Seller’s Affiliates’ Intellectual Property and, that this Agreement in no manner or means grants to Purchaser any right, title, license, or interest in and to any Intellectual Property of Seller or Seller’s Affiliates and any use by Company or Buyer thereof, including any use of the trademark(s) or wordmarks “BAM Body and Mind”, “BAM”, “BaM”, and/or “Body and Mind” (or any derivation or combination of the same).

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF the Seller

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, the Seller represents and warrants to the Buyer that the statements contained in this Article IV are true and correct.

Section 4.01 Power and Authority of the Seller. The Seller has full right, power, and authority to enter into this Agreement and the Ancillary Agreements to which Seller is a party, to carry out Seller’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Seller of this Agreement and any Ancillary Agreement to which Seller is a party, the performance by the Seller of its obligations hereunder and thereunder, and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the other parties hereto) this Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies.

Section 4.02 Ownership of Membership Interests. The Seller is the holder of record and the beneficial owner of the Acquired Securities, free and clear of any Liens (other than restrictions under the Securities Act and state securities Laws). The membership interest assignment delivered by the Seller to the Buyer at the Closing is a valid and binding obligation of the Seller, enforceable against the Seller, and effectively vests in Buyer good and valid title to all of the Acquired Securities.

Section 4.03 No Conflicts. The execution, delivery and performance by the Seller of this Agreement and the Ancillary Agreements to which the Seller is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Seller; or (b) will conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of the Seller.

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Section 4.04 No Other Representations & Warranties. Except for the representations and warranties contained in Article III and Article IV (including the related portions of the Disclosure Schedules), neither the Seller, the Company, nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Seller or the Company, including any representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Buyer (including any information, documents or material delivered to Buyer/made available to Buyer in the Seller’s virtual data room on behalf of Seller or Company for purposes of this Agreement) or any management presentations made in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Company, or any representation or warranty arising from statute or otherwise in law.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer represents and warrants to the Seller that the statements contained in this Article V are true and correct as of the Effective Date and as of the Closing Date.

Section 5.01 Organization and Authority; Execution; Enforceability.

Buyer is a corporation duly organized, validly existing and in good standing under the laws of California and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by Buyer, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been, and upon its execution the Ancillary Agreements to which Buyer is a party shall have been, duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by each other party hereto and thereto) this Agreement constitutes, and upon the execution the Ancillary Agreements shall constitute, legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms except to the extent enforcement may be affected by Laws relating to bankruptcy, insolvency, creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies.

Section 5.02 No Conflict. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Agreements to which each is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate, conflict with or result in the breach of any provision of the Organizational Documents of Buyer; (b) conflict with or result in a violation or breach of any Law or Governmental Order applicable to Buyer; or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any Contract to which Buyer is a party or by which Buyer is bound or by which any of Buyer’s properties or assets are subject.

Section 5.03 Investment Purposes. Buyer is acquiring the Acquired Securities solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof or any other security related thereto within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Buyer acknowledges that Seller has not registered the offer and sale of the Acquired Securities under the Securities Act or any state securities laws, and that the Acquired Securities may not be pledged, transferred, sold, offered for sale, hypothecated or otherwise disposed of except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Buyer is able to bear the economic risk of holding the Acquired Securities for an indefinite period (including total loss of its investment),and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

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Section 5.04 Sufficient Resources. Buyer has immediately available funds in an aggregate amount sufficient to consummate the transactions contemplated by this Agreement and the other Ancillary Agreements, including the payment of all fees and expenses payable by Buyer in connection with transactions contemplated hereby. Buyer shall continue to have available funds and sufficient resources to ensure timely payment of the Cash Payment and the Note Payment.

Section 5.05 Consents. Except as set forth in Schedule 5.05, the execution, delivery and performance by Buyer of this Agreement and each Ancillary Agreements to which each is a party do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority or any other Person.

Section 5.06 Litigation. There are no Actions pending or, to Buyer’s knowledge, threatened, by or against Buyer or any Affiliate of Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

Section 5.07 Brokers. No broker, finder, investment banker or financial advisor is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 5.08 Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the Company, Acquired Securities, results of operations, prospects, condition (financial or otherwise), or assets of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premise, books and records, and other documents and data of the Company for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and the Ancillary Documents and to consummate the transactions contemplated hereby and thereby, Buyer has relied solely upon its own investigation and the express representations and warranties of the Company and Sellers set forth in Article III and Article IV, respectively, of this Agreement (including the related portions of the Disclosure Schedules); and (b) none of the Company, Sellers, nor any other Person has made any representation or warranty as to the Company, Seller, or this Agreement, except as expressly set forth in Article III and Article IV of this Agreement (including the related portions of the Disclosure Schedules)..

ARTICLE VI.

CONDITIONS TO CLOSING; TERMINATION

Section 6.01 Condition to the Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any or all of which Buyer may waive in writing, at its sole and absolute discretion:

(a) Other than the representations and warranties of Company contained in Section 3.01, Section 3.03, and Section 3.06, the representations and warranties of Company contained in this Agreement, the Ancillary Agreements, and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of Effective Date and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of Company contained in Section 3.01, Section 3.03, and Section 3.06 shall be true and correct in all respects on and as of the Effective Date and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects);

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(b) Other than the representations and warranties of the Seller contained in Section 4.01 and Section 4.02, the representations and warranties of the Seller contained in this Agreement, the Ancillary Agreements and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of the Seller contained in Section 4.01 and Section 4.02 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date;

(c) The Seller and Company shall have duly performed and complied in all material respects with all agreements, covenants, and conditions required by this Agreement and each of the Ancillary Documents to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenants, and conditions that are qualified by materiality, the Seller and Company shall have performed such agreements, covenants and conditions, as so qualified, in all respects;

(d) No action, proceeding, investigation, regulation, or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, prohibit, or obtain damages in respect of, or which is related to, or arises out of, this Agreement or the consummation of the transactions contemplated hereby; and

(e) No Material Adverse Effect shall have occurred with respect to the Company from the Effective Date to the Closing Date.

Section 6.02 Condition to the Obligations of the Seller

. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any, or all of which the Seller may waive in writing, at their sole and absolute discretion:

(a) Other than the representations and warranties of the Buyer contained in Section 5.01 and Section 5.05, the representations and warranties of Buyer contained in this Agreement, the Ancillary Agreements and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of Buyer contained in Section 5.01 and Section 5.05 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date;

(b) Buyer shall have performed or complied with all covenants and conditions required by this Agreement and each of the Ancillary Agreements to be performed or complied with by Buyer prior to or at the Closing, including without limitation payment of the Deposit and Cash Payment; and

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(c) No action, proceeding, investigation, regulation, or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, prohibit, or obtain damages in respect of, or which is related to, or arises out of, this Agreement or the consummation of the transactions contemplated hereby.

Section 6.03 Termination. This Agreement may be terminated at any time prior to the Closing as follows:

(a) by mutual written consent of Buyer and the Seller;

(b) by Buyer by written notice to the Seller if (i) Buyer is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 6.01 and such breach, inaccuracy or failure has not been waived by Buyer or cured by the Seller within ten (10) Business Days of the Seller’s receipt of written notice of such breach from Buyer, or which by its nature or timing cannot reasonably be cured within the cure period;

(c) by the Seller by written notice to Buyer if (i) the Seller is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 6.02 and such breach, inaccuracy or failure has not been waived by the Seller or cured by Buyer within ten (10) Business Days of Buyer’s receipt of written notice of such breach from the Seller or which by its nature or timing cannot reasonably be cured within the cure period;

(d) by Buyer upon written notice to the Seller if at any time prior to the Closing there shall have occurred a Material Adverse Effect with respect to the Company and/or Acquired Securities; or

(e) by Buyer or Seller if (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

Section 6.04 Effect of Termination. If this Agreement is terminated in accordance with Section 6.03, this Agreement shall become void and of no further force and effect with no liability to any Person on the part of any party hereto (or any officer, agent, employee, direct or indirect holder of any equity interest or securities, or Affiliates of any Party); provided, however, that this Section 6.04 and Article IX shall survive the termination of this Agreement and nothing herein shall relieve any party hereto from any liability for fraud or any willful breach of the provisions of this Agreement prior to the termination of this Agreement. Notwithstanding the foregoing, if this Agreement is terminated by the Buyer in accordance with Section 6.03(b) or Section 6.03(d), the this Agreement shall become void and of no further force and effect with no liability to any Person on the part of any party hereto (or any officer, agent, employee, direct or indirect holder of any equity interest or securities, or Affiliates of any Party) except that Seller shall return the Deposit and any payments made under the Note to the Buyer within thirty (30) calendar days of the date of termination.

ARTICLE VII.

ADDITIONAL COVENANTS OF THE PARTIES

Section 7.01 Regulatory Approval. As soon as practicable following the Effective Date, the Seller shall submit the TOI to the CCB, provided that the Seller shall have no obligation to submit the TOI until after Mr. Le has delivered the fully executed First Guaranty to the Seller. Failure by Mr. Le to timely deliver either the First Guaranty or Second Guaranty shall be considered a material breach, by Buyer, of this Agreement.

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Section 7.02 Government Approvals and Consents.

(a) Upon the terms and subject to the conditions of this Agreement (including Section 7.01 above), each party hereto shall use its reasonable best efforts to consummate the transactions contemplated by this Agreement as promptly as practicable. In furtherance of the foregoing, each party hereto shall, as promptly as possible, (i) make, or cause to be made, all filings and submissions (including those required to obtain the Regulatory Approval) required under any Law applicable to such party or any of its Affiliates; and (ii) use reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the Ancillary Agreements. Each party shall cooperate fully with the other party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders, and approvals. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.

(b) Without limiting the generality of the parties’ undertakings pursuant to Section 7.02(a) above, each of the parties hereto shall use all reasonable best efforts to: (i) respond to any inquiries by any Governmental Authority regarding the Regulatory Approval and the transactions contemplated by this Agreement or any Ancillary Agreement; (ii) avoid the imposition of any order or the taking of any action that would restrain, alter or enjoin the transactions contemplated by this Agreement or any Ancillary Agreement; and (iii) in the event any Governmental Order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement or any Ancillary Agreement has been issued, to have such Governmental Order vacated or lifted.

(c) All analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of Company or the Buyer before any Governmental Authority or the staff or Regulators of any Governmental Authority, in connection with the Regulatory Approval and the transactions contemplated hereunder (but, for the avoidance of doubt, not including any interactions between Company with Governmental Authorities in the ordinary course of business, any disclosure which is not permitted by Law or any disclosure containing confidential information) shall be disclosed to the other party hereunder in advance of any filing, submission or attendance, it being the intent that the parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals. Each party shall give notice to the other party with respect to any meeting, discussion, appearance or contact with any Governmental Authority or the staff or Regulators of any Governmental Authority, with such notice being sufficient to provide the other party with the opportunity to attend and participate in such meeting, discussion, appearance or contact.

Section 7.03 Public Disclosure. The press releases by each of the Buyer, Company, and the Seller with respect to the execution of this Agreement and the consummation of the transactions contemplated hereby shall be reasonably acceptable to Buyer and the Seller. Except as set forth in the immediately preceding sentence, no party hereto shall issue any press release or make any public statement or disclosure with respect to this Agreement or the transactions contemplated hereby from the Effective Date through the Closing without the prior written consent of Buyer and the Seller, which consent shall not be unreasonably withheld, conditioned or delayed; provided however, that the Seller and its Affiliates may, without the prior written consent of the Buyer, (a) issue any press release or make any public statement or disclosure as may be required by applicable Law or the applicable rules of the Canadian Stock Exchange (or similar exchange), or (b) make any public statement or disclosure to the extent the substance of such public statement or disclosure is consistent with any previous press release, statement or disclosure made in accordance with, or permitted by, this Section 7.03.

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Section 7.04 Tax Returns.

(a) Seller shall prepare and cause to be timely filed all Tax Returns with respect to the Company for income, gross receipts and similar Taxes (including any business, professional and occupational license Taxes or similar Taxes) that are required to be filed by or with respect to the Company for all Tax periods ending on or prior to the Closing Date (the “Pre-Closing Tax Period”) which are required to be filed after the Closing Date and all Taxes due with respect to such Tax Returns (whether or not shown on any Tax Return) will be timely paid by Seller, except that Seller shall not be required to pay any Taxes early and shall have full right to exercise any extensions on payment of Taxes. Such Tax Returns shall be prepared by treating items on such Tax Returns in a manner consistent with the past practices with respect to such items, unless otherwise required by Applicable Law. Seller shall provide Buyer with reasonable opportunity to review and comment on each such Tax Return described in the preceding sentence prior to filing, and shall make changes to such Tax Returns reasonably requested by Buyer to ensure that such Tax Returns are consistent with the terms of this Agreement.

(b) The Buyer shall prepare and file, when due, any Tax Returns of the Company not otherwise required to be prepared by Seller pursuant to Section 7.04(a). To the extent such Tax Returns are material and relate to the Pre-Closing Tax Period, Buyer shall provide Seller with reasonable opportunity to review and comment on each such Tax Return prior to filing. The payment of any Taxes by Buyer for the Pre-Closing Tax Period shall be included in the Working Capital Adjustment.

Section 7.05 Cooperation on Tax Matters. The Buyer, the Company and the Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to Section 7.04 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer and Seller further agree, upon request, to cooperate in good faith to mitigate, reduce or eliminate any Tax that could be imposed by the transactions contemplated hereby. In addition, Buyer and Seller agree to cooperate in good faith in obtaining any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed by the transactions contemplated hereby.

Section 7.06 Straddle Period. For purposes of Section 7.04, the portion of any Taxes that are payable with respect to a taxable period beginning on or prior to the Economic Takeover Date and ending after the Economic Takeover Date (a “Straddle Period”) that shall be allocated to Seller are (a) in the case of Taxes: (i) based upon, or related to, income, receipts, profits, wages, capital, or net worth; (ii) imposed in connection with the sale, transfer, or assignment of property; or (iii) required to be withheld, the amount of Taxes which would be payable if the taxable year ended with the Closing Date; and (b) in the case of other Taxes, the amount of such Taxes for the entire period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

All determinations necessary to affect the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

Section 7.07 Employee Covenants by Buyer.

(a) During the period commencing at the Economic Takeover Date and ending on the date which is 12 months from the Closing Date (or if earlier, the date of the employee's termination of employment with the Company), Buyer shall, and shall cause the Company to, provide each employee who remains employed immediately after the Closing (“Continuing Employee”) with: (i) base salary or hourly wages which are no less than the base salary or hourly wages provided by the Company immediately prior to the Economic Takeover Date; (ii) target bonus opportunities (excluding equity-based compensation), if any, which are no less than the target bonus opportunities (excluding equity-based compensation) provided by the Company immediately prior to the Economic Takeover Date; (iii) retirement and welfare benefits that are no less favorable in the aggregate than those provided by the Company immediately prior to the Economic Takeover Date; and (iv) severance benefits that are no less favorable than the practice, plan or policy in effect for such Continuing Employee immediately prior to the Economic Takeover Date.

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(b) With respect to any employee benefit plan maintained by Buyer or its subsidiaries (collectively, “Buyer Benefit Plans”) in which any Continuing Employee will participate effective as of the Closing, Buyer shall, or shall cause the Company to, recognize all service of the Continuing Employees with the Company or any of its subsidiaries, as the case may be as if such service were with Buyer, for vesting and eligibility purposes in any Buyer Benefit Plan in which such Continuing Employees may be eligible to participate after the Closing Date; provided, however, such service shall not be recognized to the extent that (i) such recognition would result in a duplication of benefits or (ii) such service was not recognized under the corresponding benefit plan.

(c) This Section 7.07 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 7.07, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 7.07. Nothing contained herein, express or implied, shall be construed to establish, amend or modify any benefit plan, program, agreement, or arrangement. The parties hereto acknowledge and agree that the terms set forth in this Section 7.07 shall not create any right in any Employee or any other Person to any continued employment with the Company, Buyer, or any of their respective Affiliates or compensation or benefits of any nature or kind whatsoever

ARTICLE VIII

INDEMNIFICATION

Section 8.01 Survival.

(a) The representations and warranties of Company and the Seller contained in this Agreement shall survive the Closing until the date that is twelve (12) months after the Closing Date (the “General Survival Date”). If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by Buyer to the Seller, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

(b) The representations and warranties of Buyer contained in this Agreement shall survive the Closing until the General Survival Date. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by the Seller to Buyer, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

(c) The covenants and other agreements contained in this Agreement shall survive the Closing and remain in full force and effect until fully performed in accordance with their terms or for the shorter period explicitly specified therein.

(d) No claim for indemnification may be asserted against either party for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim is received by such party describing in reasonable detail, to the extent practicable in light of facts then known, the facts and circumstances with respect to the subject matter of such claim on or prior to the date on which the representation, warranty, covenant or agreement on which such claim is based ceases to survive as set forth in this Section 8.01.

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Section 8.02 Indemnification by the Seller. Subject to the limitations set forth in this Article VIII, the Seller hereby covenants and agrees to defend, indemnify, and hold harmless Buyer and its Affiliates (including Company after the Closing), and their respective shareholders, partners, members, managers, officers, directors and employees (each a “Buyer Indemnified Party”) from and against any and all Losses, arising out of or resulting from:

(a) the breach of any representation or warranty made by Company contained in this Agreement or in any agreement or certificate delivered by Company pursuant to this Agreement;

(b) the breach of any representation or warranty made by the Seller contained in this Agreement or in any agreement or certificate delivered by the Sellers pursuant to this Agreement;

(c) the breach of any covenant or agreement by Company contained in this Agreement;

(d) the non-compliance of Seller or Company with applicable Law; and

(e) any liabilities or obligations of any nature whatsoever, whether known, unknown, due, to become due, direct, indirect, absolute, contingent or otherwise incurred by Seller prior to the Economic Takeover Date and not discovered until after Buyer’s receipt of the Statement of Financial Position.

Section 8.03 Indemnification by Buyer. Subject to the limitations set forth in this Article VIII, Buyer hereby covenants and agrees that Buyer shall defend, indemnify and hold harmless the Seller and its Affiliates, shareholders, partners, members, managers, officers, directors, and employees (each a “Seller Indemnified Party”) from and against any and all Losses, arising out of or resulting from:

(a) the breach of any representation or warranty made by Buyer contained in this Agreement; or

(b) the breach of any covenant or agreement by Buyer contained in this Agreement;

(c) the non-compliance of Buyer with Applicable Law; and

(d) any liabilities or obligations of any nature whatsoever, whether known, unknown, due, to become due, direct, indirect, absolute, contingent or otherwise incurred by Buyer on or after the Economic Takeover Date.

Section 8.04 Limitations.

(a) The Indemnifying Party shall not be liable to the Indemnified Party for indemnification under this Article VIII until the aggregate amount of all Losses in respect of indemnification under Article VIII exceeds One Hundred Thousand Dollars ($100,000) (the "Basket Amount"), in which event the Indemnifying Party shall only be required to pay or be liable for Losses in excess of the Basket Amount.

(b) Notwithstanding any other term in this Agreement: (i) with respect to Losses arising from breaches of Company’s Fundamental Representations, Seller’s Fundamental Representations, or Buyer’s Fundamental Representations the aggregate amount of all Losses for which an Indemnifying Party shall be liable pursuant to this Article VIII shall not exceed the Purchase Price; and (ii) with respect to all other Losses except those described in Section 8.04(b)(i), the aggregate amount of all Losses for which an Indemnifying Party shall be liable pursuant to this Article VIII shall not exceed sixty percent (60%) of the Purchase Price.

Notwithstanding the foregoing, the limitations set forth in this Section 8.04 shall not apply to any Losses arising out of or related to fraud, willful misconduct, or criminal acts committed by or on behalf of an Indemnifying Party.

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Section 8.05 Notice of Loss; Third Party Claims; Direct Claims. For purposes of this Article VIII, the term “Indemnified Party” means a Buyer Indemnified Party or a Seller Indemnified Party, as the case may be, and the term “Indemnifying Party” means the Seller pursuant to Section 8.02 or Buyer pursuant to Section 8.03, as the case may be.

(a) An Indemnified Party shall give the Indemnifying Party written notice of any claim which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement stating the amount of the Loss, only to the extent then known by the Indemnified Party, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VIII except to the extent that the Indemnifying Party is actually and materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or Loss that it may otherwise have to any Indemnified Party.

(b) If an Indemnified Party shall receive written notice of any Action, audit or demand (each, a “Third Party Claim”) against it or which may give rise to a claim for Loss under this Article VIII, within 30 days of the receipt of such notice, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VIII except to the extent that the Indemnifying Party is actually and materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article VIII. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if (i) the Indemnifying Party gives notice of its intention to do so to the Indemnified Party within ten (10) days of the receipt of such notice from the Indemnified Party, (ii) the Indemnifying Party actively and diligently defends such Third Party Claim, or (iii) the Third Party Claim involves only claims for monetary damages and does not seek an injunction or other equitable relief; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party in its sole and absolute discretion for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall reasonably cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party (provided that no party shall be required to provide information to the extent it is subject to attorney-client privilege or such information may be reasonably relevant to a direct claim among the parties). Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall reasonably cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party’s expense, all such witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as is reasonably required by the Indemnified Party (provided that no party shall be required to provide information to the extent it is subject to attorney-client privilege or may be reasonably relevant to a direct claim among the parties). No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party which shall not be unreasonably withheld, conditioned or delayed.

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(c) Any claim by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of from any of its obligations under this Article VIII except to the extent that the Indemnifying Party is actually and materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article VIII. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail based on the facts then known, and shall indicate the estimated amount, if reasonably practicable based on the facts then known, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 30 days after its receipt of such notice to respond in writing to such Direct Claim. During such 30-day period, the Indemnifying Person and Indemnified Person shall use good faith efforts to resolve the disputed matters. If the dispute is not resolved within such 30-day period, either party may seek resolution of the dispute in a court having jurisdiction over the parties and the matter. If the Indemnifying Party does not so respond within such 30-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement; provided, that, in no event shall any Indemnified Party be required to wait for such 30-day period prior to pursuing any remedies available to such Indemnified Party pursuant to this Agreement.

(d) Notwithstanding anything contained in this Agreement to the contrary, no Party shall be liable to any other party for indirect, special, punitive, exemplary or consequential loss or damages arising out of this Agreement (collectively “Consequential Damages”), provided, however, the foregoing shall not preclude recovery by a Buyer Indemnified Party or Seller Indemnified Party for Consequential Damages payable to third parties as a result of Third Party Claims or Consequential Damages premised on or arising from an Action of fraud, willful misconduct, or criminal acts by a party.

Section 8.06 Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its representatives) or by reason of the fact that the Indemnified Party or any of its representatives knew or should have known that any such representation or warranty is, was or might be inaccurate or by reason of the Indemnified Party’s waiver of any condition set forth in Section 6.01 or Section 6.02, as the case may be.

Section 8.07 Exclusive Remedies. Except for claims based on fraud, criminal acts, or willful misconduct, the indemnification rights provided in this Article VIII shall be the sole and exclusive remedy available to the parties hereto for any and all Losses related to a breach of any of the terms, conditions, covenants, agreements, representations or warranties contained in this Agreement, or any right, claim or action arising from the transactions contemplated hereby. In furtherance of the foregoing, each party hereby waives, from and after the Closing, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article VIII. Provided, however, that the provisions of this Section 8.07 shall not preclude any party from bringing an action for specific performance, injunction, or any other equitable remedy to the extent that such action or remedy is permitted by this Agreement.

Section 8.08 Tax Treatment of Indemnification Payments

Section 8.09 . All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

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ARTICLE IX.

MISCELLANEOUS

Section 9.01 Governing Law.

(a) This Agreement shall be governed by, enforced, and construed under and in accordance with the Laws of the State of Nevada, without giving effect to the principles of conflicts of law thereunder.

(b) In the event of any claim arising out of or relating to any performance required under this Agreement, the Ancillary Agreements, or the interpretation, validity or enforceability of this Agreement, the parties hereto shall use their good faith efforts to settle the claim. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable resolution satisfactory to the parties. If the claim cannot be settled through negotiation within a period of seven (7) days, the parties agree to attempt in good faith to settle the claim through mediation, administered by a mediator mutually agreeable to the parties, before resorting to arbitration. If they do not reach such resolution, or an agreed upon mediator cannot be identified, within a period of thirty (30) days, then, upon notice by either Party to the other they shall commence arbitration as set forth below. A party failing or refusing to submit a claim to mediation shall not be entitled to an award of attorney’s fees even if later they are determined to be the prevailing party

(c) Subject to the foregoing, the parties agree to submit all Claims and any dispute related to this Agreement to binding arbitration before JAMS. The arbitration shall be held in accordance with the JAMS then-current Streamlined Arbitration Rules & Procedures (and no other JAMS rules), which currently are available at: https://www.jamsadr.com/rules-streamlined-arbitration. The arbitrator shall be either a retired judge, or an attorney who is experienced in commercial contracts and licensed to practice law in Nevada, selected pursuant to the JAMS rules. The parties expressly agree that any arbitration shall be conducted in the Clark County, Nevada. Each party understands and agrees that by signing this Agreement, such party is waiving the right to a jury. The arbitrator shall apply Nevada substantive law in the adjudication of all Claims. Notwithstanding the foregoing, any party to a Claim may apply to the state courts located in Clark County for a provisional remedy, including, but not limited to, a temporary restraining order or a preliminary injunction. The application for or enforcement of any provisional remedy by a party shall not operate as a waiver of the agreement to submit a dispute to binding arbitration pursuant to this provision. After a demand for arbitration has been filed and served, the parties may engage in reasonable discovery in the form of requests for documents, interrogatories, requests for admission, and depositions. The arbitrator shall resolve any disputes concerning discovery. The arbitrator shall award costs and reasonable attorneys’ fees to the prevailing party, as determined by the arbitrator, to the extent permitted by Nevada law unless the prevailing party failed or refused to first submit their claim to mediation in accordance with the subsection directly above. The arbitrator’s decision shall be final and binding upon the parties. The arbitrator’s decision shall include the arbitrator’s findings of fact and conclusions of law and shall be issued in writing within thirty (30) days of the conclusion of the arbitration proceedings. The prevailing party may submit the arbitrator’s decision to state courts located in Clark County for an entry of judgment thereon. Any party’s failure to pay their pro rata share of any arbitration fees and expenses shall not be grounds to delay the appointment of an arbitrator or to stay the arbitration. Further, any failure of a party to pay such fees and/or expenses within 30 days of the respective due date shall constitute a default by that party and entitle the non-defaulting party to the entry of a default judgment by the arbitrator against the defaulting party. Any default judgment awarded by an arbitrator shall be fully enforceable, and all defenses to entry, enforcement, or collection upon that default judgment are waived.

Section 9.02 Notice.  Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows.

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If to Buyer, to: Vegas Brazil LLC 1 Corporate Park, Suite 112 Irvine, CA 92606 Attn: Julie Le [****]	with a copy to (which shall not constitute notice): saralee@us-attorneys.com
If to Company (pre Closing) or Seller, to: DEP Nevada, Inc 2625 N Green Valley Pkwy, Ste 150 Henderson NV 89014 Attn: Trip Hoffman TripHoffman@BodyandMind.com	with a copy to (which shall not constitute notice): Rimon Law 2029 Century Park East, Suite 400N Los Angeles, CA 90067 Attn: Lukian Kobzeff lukian.kobzeff@rimonlaw.com

(a) Any party may change its address for notices hereunder upon notice to each other party in the manner for giving notices hereunder.

(b) Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) on the next business day if transmitted by email, and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 9.03 Attorneys’ Fees.  In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable outside attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 9.04 Confidentiality. Each party agrees that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by Law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the applicable other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 9.05 Third Party Beneficiaries. Except for the provisions of Article VIII relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein, express or implied, is intended to or shall confer upon any other Person, including any employee or former employee of Company, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

Section 9.06 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred; provided, that the parties hereto agree that upon consummation of the transactions contemplated by this Agreement, Company shall pay all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred by Buyer in connection with this Agreement and the transactions contemplated by this Agreement.

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Section 9.07 Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 9.08 Amendment; Waiver. At any time prior to the Closing, this Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by Buyer, Company and the Seller. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

Section 9.09 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties hereto, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

Section 9.10 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties hereto.

Section 9.11 Assignment. This Agreement may not be assigned by a party hereto by operation of Law or otherwise without the express written consent of the other parties hereto (which consent may be granted or withheld in the sole discretion of such other parties), except that (a) Buyer shall be permitted to assign its rights and obligations hereunder to (i) any of its Affiliates, provided that no such assignment shall relieve Buyer of any of its obligations hereunder, and (ii) any purchaser of all or substantially all of Buyer’s assets or equity, and (b) Buyer Indemnified Parties shall be permitted to collaterally assign any or all of their rights and obligations hereunder to any provider of debt financing to it or any of its Affiliates.

Section 9.12 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each of the parties hereto hereby (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.12.

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Section 9.13 Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

Section 9.14 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 9.15 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

Section 9.16 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 9.17 Time is of the Essence. Time is of the essence in the performance of each covenant and obligation in this Agreement and the Ancillary Documents.

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

BUYER: Vegas Brazil LLC		COMPANY: Nevada Medical Group, LLC

By:	/s/ Julie Le	By:	/s/ Stephen ‘Trip’ Hoffman
Name:	Julie Le	Name:	Stephen ‘Trip’ Hoffman
Title:	Manager	Title:	Manager

SELLER: DEP Nevada, Inc.

		By:	/s/ Stephen ‘Trip’ Hoffman
		Name:	Stephen ‘Trip’ Hoffman
		Title:	President

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SCHEDULE I

DISCLOSURE SCHEDULE

This disclosure schedule (the “Disclosure Schedule”) has been prepared in connection with that certain membership interest purchase agreement, dated January 31, 2024 (the “Agreement”) by and among Vegas Brazil LLC, a California limited liability company (the “Purchaser”), Nevada Medical Group, LLC (the “Company”), and DEP NEVADA, INC. (the “Seller”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

This Disclosure Schedule is qualified in its entirety by reference to specific provisions of the Agreement, and it is not intended to constitute, and shall not be construed as constituting, representations and warranties of the Company or Seller except as and to the extent provided in the Agreement.

No reference to or disclosure of any item or other matter in this Disclosure Schedule shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in this Disclosure Schedule, and no disclosure in this Disclosure Schedule relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.

Each disclosure in this Disclosure Schedule specifies the Section or Subsection of the Agreement to which it applies. Nothing in this Disclosure Schedule is intended to broaden the scope of any representation, warranty or covenant of the Company Seller contained in the Agreement. Where the terms of an action or other item have been summarized, such summary or description does not purport to be a complete statement of the material terms of such action or other item and the Company and Seller make no representation or warranty as to the foregoing.

Schedule 3.08 – Title to Assets

Below is a list of material properties and assets which are owned, used, or held for use by the Company which are not free and clear of all Liens:

-	2021 Nissan NV 2500, which is subject to that certain Vehicle Lease Agreement, dated May 11, 2020, between Seller, as lessee, and Alliance Leasing Corp., as lessor

SCHEDULE II

INVENTORY

For purposes of Section 2.02 (and calculating Working Capital), the Parties expressly agree and acknowledge that as of the Economic Takeover Date, the value of the Inventory is equal to: $400,000.

EXHIBIT A-1

PEPPER LANDLORD CONSENT

[insert on subsequent page]

EXHIBIT A-2

MANUFACTURING PREMISE LANDLORD CONSENT

[insert on subsequent page]

EXHIBIT B

FIRST GUARANTY

[insert on subsequent page]

GUARANTY

This guaranty (this “Guaranty”) is made effective as of January 31, 2024 (the “Effective Date”) by Tommy Le, an individual (the “Guarantor”) in favor of DEP Nevada, Inc., a Nevada corporation (the “Seller”).

WHEREAS, contemporaneous herewith, Vegas Brazil LLC, a California limited liability company (“Buyer”) has entered into a membership interest purchase agreement (the “MIPA”) with the Seller, whereby Buyer will purchase from Seller all of the issued and outstanding membership interest (the “Interest”) of Nevada Medical Group, LLC (the “Company”);

WHEREAS, the Buyer is obligated to deliver a cash payment in the amount of $750,000 (the “Cash Payment”) to the Seller within six (6) months of the Company’s receipt of the Regulatory Approval;

WHEREAS, it is a condition precedent to the Seller and Company submitting the TOI to the CCB that the Guarantor shall have first executed and delivered this Guaranty;

WHEREAS, the Guarantor stands to materially benefit from Buyer’s purchase of the Interest under the MIPA and from the receipt of the Regulatory Approval;

NOW, THEREFORE, in consideration of the promises and in order to induce Seller to enter into the MIPA, the Guarantor hereby agrees as follows:

1. Definitions. As used in this Guaranty, capitalized terms not otherwise defined herein have the meanings provided for such terms in the MIPA.

(a) “Affiliate” means as to a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, the Person specified.

(b) “Guaranteed Obligations” shall have the meaning set forth in Section 2(a).

(c) “Lien” means, with respect to any specified asset, any and all liens, claims, encumbrances, mortgages, options, pledges and security interests thereon.

(d) “Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

(e) “Cash Payment Obligation” shall mean the obligation of the Buyer to deliver the Cash Payment to the Seller pursuant to the terms of the MIPA, including without limitation, payment of the Cash Payment, and all costs, fees and expenses related thereto, in each case whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with the Cash Payment and the MIPA.

(f) “Transfer” means to assign, sell, offer to sell, pledge, dispose of or any other like transfer, directly or indirectly.

2. Guaranty.

(a) The Guarantor unconditionally and irrevocably guaranties to Seller, from the Effective Date and at all times thereafter while any portion of the Cash Payment Obligation remains outstanding, punctual payment to the Seller of the Cash Payment Obligation, when due, whether by acceleration or otherwise (the “Guaranteed Obligation”).

(b) The Guarantor agrees that this guaranty shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by the Seller or any other Person upon the insolvency, bankruptcy, or reorganization of the Buyer.

3. Unconditional Character of Guaranty.

(a) The obligations of the Guarantor under this Guaranty are absolute and unconditional, and shall be a guaranty of payment and not of collection, irrespective of the validity, regularity, or enforceability of the MIPA or any provision thereof, the absence of any action to enforce the same, any waiver or consent with respect to or any amendment of any provision thereof (provided that any amendment of this Guaranty shall be in accordance with the terms hereof), the recovery of any judgment against any person or action to enforce the same, any failure or delay in the enforcement of the obligations of Seller under the MIPA, or any setoff, counterclaim, recoupment, limitation, defense or termination whether with or without notice to the Guarantor. It is the express purpose and intent of the parties hereto that this Guaranty and the Guarantor’s obligation hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

(b) Without limiting the generality of the foregoing, the obligations of the Guarantor under this Guaranty, and the rights of Seller to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected to the extent permitted by applicable law, by (i) any death, insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting the Buyer or the Guarantor, (ii) the Transfer of all or substantially all of Buyer’s assets to a third party, (iii) any action taken by Seller that is authorized by any provision of this Guaranty, or (iv) any other principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms hereof.

4. No Duty to Pursue Others. The Seller has the right to require the Guarantor to pay, comply with, and satisfy the Guaranteed Obligations under this Guaranty, and shall have the right to proceed immediately against the Guarantor with respect thereto.

5. Waivers and Acknowledgements.

(a) The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all presently existing and future Guaranteed Obligations.

(b) The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Seller protect, secure, perfect or insure any lien or any property subject thereto.

(c) The Guarantor hereby unconditionally and irrevocably waives any defense based on any right of set-off or recoupment or counterclaim against or in respect of the Guaranteed Obligations.

6. Dissolution, Liquidation or Bankruptcy of the Borrower. In the event of the Buyer’s dissolution, insolvency or adjudication of bankruptcy or filing of a petition for relief under any present or future provision of the United States Bankruptcy Code, or the filing of such a petition against any Buyer, and in any such proceeding some or all of the Guaranteed Obligations are terminated or rejected, is modified or abrogated or are otherwise avoided for any reason, the Guarantor agrees that such liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such event, action, or proceeding had occurred. This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Seller upon the dissolution, insolvency, bankruptcy or reorganization of the Buyer, as though such payment had not been made.

7. Default. Any default under, or breach of, this Guaranty by the Guarantor shall be considered a “Default” hereunder and a material breach under the MIPA.

8. Enforcement Costs. The Guarantor hereby agrees to pay, on written demand by Seller, all costs incurred by Seller in collecting any amount payable under this Guaranty or enforcing or protecting its rights under the MIPA or this Guaranty, in each case whether or not legal proceedings are commenced. Such fees and expenses shall be in addition to the Guaranteed Obligations.

9. Assignment. This Guaranty may not be assigned by the Guarantor without the prior written consent of Seller, in Seller’s sole and absolute discretion.

11. Governing Law; Dispute Resolution. The Parties expressly incorporate the provisions set forth in Section 9.01 of the MIPA by this reference.

12. Notices. Any notice, demand, communication or other document required, permitted, or desired to be given hereunder shall be in writing and shall be delivered personally or sent by United States registered or certified mail, return receipt requested, postage prepaid, by Federal Express or other reputable overnight courier, or by email, and addressed to the party at the respective numbers and/or addresses set forth below each Party’s signature block, and the same shall be deemed given and effective (i) upon receipt or refusal if delivered personally or by hand delivered messenger service, (ii) the date received or refused if sent by Federal Express or other reputable overnight courier, (iii) the date received or refused if mailed by United States registered or certified mail, return receipt requested, postage prepaid, and (iv) the next business day following transmittal of electronic mail. A party may change its address for receipt of notices by service of a notice of such change in accordance herewith.

12. No Waiver. Seller shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

14. Release. Upon the final payment and discharge in full of all Guaranteed Obligations, Seller shall timely deliver to the Guarantor a written release of this Guaranty.

15. Counterparts. This Guaranty may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16. Headings. The headings and captions of the various subdivisions of this Guaranty are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

17. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Guaranty shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Guaranty shall nevertheless remain in full force and effect.

18. Construction. The parties have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Guaranty.

19. Miscellaneous. Should any provision of this Guaranty be determined by a court of competent jurisdiction to be unenforceable, all of the other provisions shall remain effective. This Guaranty, together with the Promissory Note, embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof.

[signature page follows]

IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty on the date first above written.

GUARANTOR: Tommy Le

/s/ Tommy Le
Address: 1 Corporate Park Suite 112 Irvine, CA 92606 Email: [****]

EXHIBIT C

NOTE

[insert on subsequent page]

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

Promissory Note

US$1,000,000.00	__________, 2024

FOR VALUE RECEIVED, Vegas Brazil LLC, a California limited liability company (“Borrower”), hereby promises to pay to the order of DEP Nevada, Inc., a Nevada corporation (“Lender”), the principal sum of One Million U.S. Dollars (US$1,000,000.00) (the “Loan”), in lawful money of the United States of America and in immediately available funds. All monetary amounts referenced in this promissory note (the “Note”) are set forth in United States dollars, including without limitation the Loan and the Amount Due from time to time.

This Note is being delivered in accordance with the closing conditions of that certain membership interest purchase agreement (the “MIPA”) entered into between the Borrower, Lender, and Nevada Medical Group, LLC (the “Company”).   As a condition precedent to the closing of the MIPA, Borrower shall also enter into a security agreement in substantially the same form as attached as Exhibit A (the “Security Agreement”).

1. Maturity; Interest.

(a) Maturity. The unpaid principal balance of this Note plus accrued and unpaid interest thereon (such amount, less any payments made, the “Amount Due”) shall be due and payable thirteen (13) months from the date of this Note (the “Maturity Date”).

(b) Interest Rate. Interest shall accrue on the unpaid principal amount of this Note at a rate per annum equal to the most recent Applicable Federal Rate as of the Closing Date of the MIPA (the “Interest Rate”). The Interest Rate will be computed on the basis of a 365 or 366-day year, as applicable, and the actual number of days elapsed.

2. Payment Obligations. Borrower shall repay the Loan in six (6) equal payments (each a “Payment”). The initial Payment shall be due on the date that is seven (7) months following the date of this Note, and each subsequent Payment shall be due on the same calendar day for each following month (each being a “Due Date”). Notwithstanding anything to the contrary, the entire Amount Due shall be due on or before the Maturity Date.

3. Pre-Payment Allowed. The Borrower has the right, but not the obligation, at its sole discretion, to pre-pay this Note (including interest) without penalty, fee, or premium, in whole or in part, prior to the Maturity Date or any Due Date.

4. Application of Payments. All payments made hereunder shall be applied first to any fees or charges outstanding, then to accrued interest, and then to principal.

5. Place and Manner of Payment. All payments of principal and interest of this Loan are payable in lawful money of the United States of America, by wire transfer in immediately available funds (or other form of payment), to Lender or to such other person or entity as the Lender may designate from time to time by written notice to Borrower.

6. Guaranty. The performance of the Borrower of its obligations under this Note shall be guaranteed by Tommy Le, an individual (the “Guarantor”), which guaranty shall be in substantially the same form as attached as Exhibit B (the “Guaranty”).

7. Release Upon Complete Payment. Upon Lender’s receipt of complete payment of the Amount Due under this Note, (i) the Lender shall surrender this Note as cancelled or provide such documentation evidencing the same, and (ii) the Lender shall release the Guarantor from his obligations under the Guaranty.

8. Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”:

(a) Borrower shall fail to make a Payment when due, and such failure shall not have been remedied within ten (10) calendar days after receipt of written notice from Lender;

(b) Borrower is in breach of or default under any provision contained in this Note, including any of its representations, warranties, or covenants, and such breach shall not have been remedied within fifteen (15) days after receipt of written notice from Lender;

(c) a proceeding or case shall be commenced, without the application or consent of Borrower, in any court of competent jurisdiction, seeking (i) Borrower’s reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of Borrower’s debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of Borrower or of all or any substantial part of Borrower’s assets, or (iii) similar relief in respect of Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue without being dismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue without being stayed and in effect, for a period of sixty (60) or more days;

(d) an order for relief against Borrower shall be entered in an involuntary case under the U.S. Federal Bankruptcy Code of 1978, as amended from time to time (the “Bankruptcy Law”); and

(e) Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Law, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Law or (vi) take any action for the purpose of effecting any of the foregoing.

9. Remedies.

(a) Upon the occurrence and during the continuation of an Event of Default, the Lender may, in addition to any other rights or remedies provided for hereunder or by applicable law, do any one or more of the following:

(i) declare that during the continuance of an Event of Default interest shall accrue on the outstanding balance of the principal and all accrued and unpaid interest at the Interest Rate, plus ten percent (10%), or such lower maximum amount of interest permitted to be charged under applicable law, (the “Default Rate”) for each month that an outstanding balance is past due.

(ii) declare all or any portion of the principal of, and any and all accrued and unpaid interest on, the Loan to be immediately due and payable, whereupon the same shall become and be immediately due and payable and the Borrower shall be obligated to repay all of such obligations in full, without presentment, demand, protest or further notice or other requirements of any kind, all of which are hereby expressly waived by the Borrower;

(iii) exercise all other rights and remedies available to Lender under applicable law, or in equity.

(b) The rights and remedies of the Lender under this Note shall be cumulative. The Lender shall have all other rights and remedies as provided under applicable law or in equity. No exercise by the Lender of one right or remedy shall be deemed an election, and no waiver by the Lender of any Event of Default shall be deemed a continuing waiver. No delay by the Lender in enforcing any rights hereunder shall constitute a waiver, election or acquiescence by it in the absence of a written waiver signed by the Lender.

10. Expenses. The Parties shall each pay their own costs and expenses in connection with the preparation, negotiation, and execution of this Note. Following the execution of this Note, the Borrower shall pay all reasonable fees and expenses incurred by the Lender for any modification of any term of or termination of, the Note, or any other document delivered in connection with the transactions contemplated herein, and any and all legal fees, costs, and expenses incurred by the Lender in connection with enforcing or interpreting this Note. Borrower agrees to pay or reimburse upon demand, for all costs, fees, and expenses, if any (including, without limitation, counsel fees, costs, and expenses), incurred by the Lender in connection with the monitoring and enforcement (whether through negotiations, legal proceedings or otherwise) of the Note and the other documents to be delivered under the Note, including, without limitation, for any amendments, waivers, or other enforcement of rights hereunder including under this Section 10 (including counsel fees and expenses in connection with the foregoing).

11. Reinstatement. This Note shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Amount Due is rescinded or must otherwise be restored or returned by Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Amount Due is rescinded or must be restored or returned, all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Amount Due.

12. Notices. Any notice, demand, communication or other document required, permitted, or desired to be given hereunder shall be in writing and shall be delivered personally or sent by United States registered or certified mail, return receipt requested, postage prepaid, by reputable overnight courier, or by email, and addressed to the party at the respective numbers and/or addresses set forth below each Party’s signature block, and the same shall be deemed given and effective (i) upon receipt or refusal if delivered personally or by hand delivered messenger service, (ii) the date received or refused if sent by reputable overnight courier, (iii) the date received or refused if mailed by United States registered or certified mail, return receipt requested, postage prepaid, and (iv) the next business day following transmittal of electronic mail. A party may change its address for receipt of notices by service of a notice of such change in accordance herewith.

13. Amendment. This Note or any provision hereof may be waived, changed, modified or discharged only by agreement in writing signed by Borrower and Lender. The Borrower may not assign or transfer its obligation hereunder without the prior written consent of the Lender, which consent may be withheld in its sole and absolute discretion. Lender may freely assign its rights hereunder.

14. Severability. If any provision of this Note shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if this Note had never contained the invalid or unenforceable provision.

15. Governing Law. All questions concerning the construction, validity, and interpretation of this Note will be governed by and construed in accordance with the domestic laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

16. Dispute Resolution.

(a) In any claim or dispute arising out of or relating to any performance required under this Agreement, or the interpretation, validity or enforceability hereof (“Claim”), the parties to a Claim shall use their best efforts to settle the Claim informally. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable resolution satisfactory to the parties. If the Claim cannot be settled through negotiation within a period of seven (7) days, the parties agree to attempt in good faith to settle the Claim through mediation, administered by a mediator mutually agreeable to the parties, before resorting to arbitration. If they do not reach such resolution, or an agreed upon mediator cannot be identified, within a period of thirty (30) days, then, upon notice by either party to the other they shall commence arbitration as set forth below. A party failing or refusing to submit a claim to mediation shall not be entitled to an award of attorney’s fees even if later they are determined to be the prevailing party.

(b) The parties agree to submit all Claims and any dispute related to this Agreement to binding arbitration before JAMS. The arbitration shall be held in accordance with the JAMS then-current Streamlined Arbitration Rules & Procedures (and no other JAMS rules), which currently are available at: https://www.jamsadr.com/rules-streamlined-arbitration. The arbitrator shall be either a retired judge, or an attorney who is experienced in commercial contracts and licensed to practice law in Nevada, selected pursuant to the JAMS rules. The parties expressly agree that any arbitration shall be conducted in the Clark County, Nevada. Each party understands and agrees that by signing this Agreement, such party is waiving the right to a jury. The arbitrator shall apply Nevada substantive law in the adjudication of all Claims. Notwithstanding the foregoing, any party to a Claim may apply to the state courts located in Clark County for a provisional remedy, including, but not limited to, a temporary restraining order or a preliminary injunction. The application for or enforcement of any provisional remedy by a party shall not operate as a waiver of the agreement to submit a dispute to binding arbitration pursuant to this provision. After a demand for arbitration has been filed and served, the parties may engage in reasonable discovery in the form of requests for documents, interrogatories, requests for admission, and depositions. The arbitrator shall resolve any disputes concerning discovery. The arbitrator shall award costs and reasonable attorneys’ fees to the prevailing party, as determined by the arbitrator, to the extent permitted by Nevada law unless the prevailing party failed or refused to first submit their claim to mediation in accordance with the above subsection. The arbitrator’s decision shall be final and binding upon the parties. The arbitrator’s decision shall include the arbitrator’s findings of fact and conclusions of law and shall be issued in writing within thirty (30) days of the completion of the arbitration proceedings. The prevailing party may submit the arbitrator’s decision to state courts located in Clark County for an entry of judgment thereon. Any party’s failure to pay their pro rata share of any arbitration fees and expenses shall not be grounds to delay the appointment of an arbitrator or to stay the arbitration. Further, any failure of a party to pay such fees and/or expenses within 30 days of their due date shall constitute a default by that party and entitle the non-defaulting party to the entry of a default judgment by the arbitrator against the defaulting party. Any default judgment awarded by an arbitrator shall be fully enforceable, and all defenses to entry, enforcement, or collection upon that default judgment are waived.

17. Savings Clause. Nothing contained in this Note shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum interest rate permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum interest permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by Borrower to Lender.

18. Cumulative Remedies. Each right, power, and remedy of the Lender as provided for in this Note, or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other such right, power, or remedy, and the exercise or beginning of the exercise by the Borrower of any one or more of such rights, powers, or remedies.

19. No Waiver. No failure or delay by the Lender in insisting upon the strict performance of any term, condition, or covenant of this Note or in exercising any right, power, or remedy consequent upon an Event of Default shall constitute a waiver of any such term, condition or covenant or of any such Event of Default, or preclude the Lender from exercising any such right, power, or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Note, the Lender shall not be deemed to waive the right either to require prompt payments when due of all the amounts payable under the this Note, or to declare a default for failure to effect such prompt payment of any such other amount.

20. Counterparts. This Note may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature including, without limitation, AdobeSign) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21. Time is of the Essence. Time is of the essence in the performance of each covenant and obligation in this Note.

[Intentionally Blank—Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Note to be executed as of the date first written above:

BORROWER: Vegas Brazil LLC

By:
Name:	Julie Le
Its:	Manager

Address: 1 Corporate Park Suite 112 Irvine, CA 92606 Email: [****]

LENDER: DEP Nevada, Inc.

By:
Name:	Stephen ‘Trip’ Hoffman
Its:	President

Address: 2625 N. Green Valley Parkway Suite 150 Henderson, NV 89014 Email: triphoffman@bodyandmind.com

EXHIBIT A

SECURITY AGREEMENT

[insert on following page]

SECURITY AGREEMENT

This security agreement (this “Security Agreement”) is made effective as of __________, 2024 (the “Effective Date”) by Vegas Brazil LLC, a California limited liability company, as grantor, pledgor, assignor, and debtor (the “Grantor”) in favor of DEP Nevada, Inc., a Nevada corporation, as grantee, pledgee, assignee, lender, and secured party (the “Secured Party”).

WHEREAS, the Parties have contemporaneously entered into that certain secured promissory note to which this Security Agreement is attached as Exhibit A (the “Note”) (capitalized terms used herein without definition shall have the meanings ascribed thereto in the Note);

WHEREAS, pursuant to the Note the Secured Party has made a Loan to the Grantor;

WHEREAS, the Grantor will receive substantial direct and indirect benefits from the making, delivery and performance of the obligations under the Note and is, therefore, willing to enter into this Security Agreement;

WHEREAS, it is a condition precedent to the making of Loan by the Secured Party that Grantor shall have executed and delivered this Security Agreement granting the Secured Party a security interest in the Collateral (as defined herein) in order to secure the Obligations (as defined herein); and

NOW, THEREFORE, in consideration of the premises and in order to induce the Secured Party to make the Loan, the Grantor hereby agrees as follows:

1. Grant of Security Interest. As collateral and security for payment in full by the Borrower of all amounts due under the Note and the other Obligations (as defined below), Grantor hereby grants to the Secured Party a security interest in and on all of such Grantor’s right, title, and interest in and to all personal property of such Grantor, wherever located, whether now owned or hereafter acquired, including, without limitation, all of the following (the “Collateral”), as defined in the Nevada Uniform Commercial Code (the “UCC”): (a) Accounts; (b) Certificated Securities; (c) Chattel Paper; (d) Commercial Tort Claims; (e) Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing; (f) Contract Rights; (g) Deposit Accounts; (h) Documents; (i) Electronic Chattel Paper; (j) Equipment; (k) Financial Assets; (l) Fixtures; (m) General Intangibles, including Payment Intangibles and Software; (n) Goods (including all of its Equipment, Fixtures and Inventory), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor; (o) Instruments; (p) patents, patent applications, trademarks, trademark applications, copyrights, copyright applications, and all other intellectual property; (q) Inventory; (r) Investment Property; (s) Money (of every jurisdiction whatsoever); (t) Letter-of-Credit Rights; (u) Payment Intangibles; (v) Security Entitlements; (w) Supporting Obligations; (x) Uncertificated Securities; and (y) to the extent not included in the foregoing, all other personal property of any kind or description; together with all books, records, writings, databases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing; and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing. The Collateral secures the due and prompt payment and performance of:

Security Agreement
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(a) the obligations of the Grantor from time to time arising under the Note or this Security Agreement, respectively, or otherwise with respect to the due and prompt payment of (i) the principal of and premium, if any, and interest on the Loan (including interest accruing during the pendency of any bankruptcy, insolvency, receivership, or other similar proceeding, regardless of whether allowed or allowable in such proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment, or otherwise and (ii) all other monetary obligations, including fees, costs, reasonable attorneys' fees and disbursements, reimbursement obligations, contract causes of action, expenses, and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership, or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower and Grantor under or in respect of the Note and this Security Agreement, respectively; and

(b) all other covenants, duties, debts, obligations, and liabilities of any kind of the Grantor under or in respect of the Note or this Security Agreement, respectively, or any other document made, delivered, or given in connection with any of the foregoing, in each case whether evidenced by a note or other writing, whether allowed in any bankruptcy, insolvency, receivership, or other similar proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification, or otherwise, and whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (all such obligations, covenants, duties, debts, liabilities, sums, and expenses set forth in this Section 1 being herein collectively referred to as the "Obligations")

For purposes of this Security Agreement, the parties intend that the terms used herein which are defined in the UCC have, at all times, the broadest and most inclusive meanings possible. Therefore, if the UCC, at any time, is amended or held by a court to define any term used herein more broadly or inclusively than the UCC in effect on the date hereof, then such term, as used herein, shall be given such broadened meaning. If the UCC, at any time, is amended or held by a court to define any term used herein more narrowly, or less inclusively, than the UCC in effect on the date hereof, such amendment or holding shall be disregarded in defining terms used herein.

2. Representations and Warranties. Grantor represents and warrants to the Secured Party as follows:

(a) The Grantor has full power and authority to execute, deliver, and perform this Security Agreement, which has been duly authorized by all necessary and proper corporate action.

(b) This Security Agreement has been duly executed and delivered, and constitutes the legal, valid, and binding obligation of the Grantor, enforceable in accordance with its terms.

(c) The Grantor has good title to and is the lawful owner of the Collateral, free from all claims, liens, encumbrances, charges, or security interests whatsoever except as otherwise granted by this Security Agreement.

(d) All of the Equipment and Inventory: (i) were acquired in the Grantor’s ordinary course of business; (ii) are in the Grantor’s possession and control; (iii) are to be maintained and preserved by the Grantor in the same condition, repair, and working order as when new, ordinary wear and tear excepted; (iv) shall promptly be repaired, replaced, and otherwise improved by the Grantor promptly following any material loss or damage, provided that Secured Party shall be notified of such material loss or damage; (v) shall be located at the Grantor’s principal place of business; (vi) in the event that the location of the Equipment or Inventory changes, the Grantor shall promptly provide notice to the Secured Party of such location change; (vii) shall be open to inspection by the Secured Party during normal business hours; (viii) in the event of any material loss or, damage to, or material adverse change to any Equipment or Inventory, the Grantor shall promptly provide notice to the Secured Party; (ix) shall be open to inspection by the Secured Party during normal business hours; (x) shall not be sold, assigned, leased, mortgaged, transferred, or otherwise disposed of by the Grantor, except in the ordinary course of business in accordance with historical business practice; and (xi) shall not become a part of or to be affixed to any real property of any person.

Security Agreement
Page 2

(e) This Security Agreement creates a valid Lien and security interest in the Collateral, securing the payment of all amounts due under the Note, and, upon the filing of the related financing statement(s) in accordance with this Security Agreement, the Lien will be perfected, enforceable in accordance with its terms.

(f) No authorization, approval, or other action by, and no notice to or filing with, any governmental or regulatory agency or authority is required: (i) for the grant by Grantor of the security interest granted hereby; (ii) for the execution, delivery, or performance of this Security Agreement by Grantor; or (iii) for the perfection of or the exercise by Secured Party of its rights and remedies hereunder.

3. Covenants. Grantor expressly covenants and agrees that, until the Obligations are irrevocably satisfied in full or otherwise discharged:

(a) The Grantor shall, at Grantor’s sole expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including, without limitation, providing, executing, filing, and/or recording any notice, financing statement, statement, instrument, document, or agreement that the Secured Party considers necessary to create, preserve, continue, perfect, or validate any security interest granted hereunder or which the Secured Party considers necessary or desirable to exercise or enforce the Secured Party’s rights hereunder with respect to such security interest

(b) The Secured Party is authorized to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor where permitted by law in a form as determined to be appropriate by Secured Party. A carbon, photographic, or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(c) The Grantor shall keep the Collateral insured against fire, theft, and such other hazards, and in amounts and with such insurance underwriters, as are prudent and customary in Grantor’s industry.

(d) The Grantor shall, promptly upon knowledge thereof, provide the Secured Party notice of any material loss of, damage to, or material adverse change of any of the Collateral.

(e) The Grantor shall defend the Collateral against all claims and demands of all persons (other than Secured Party) claiming an interest therein.

(f) The Grantor shall not incur, create, assume, or suffer to exist any lien, claim, security interest, or encumbrance upon the Collateral, except for (a) liens for taxes not yet due or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on its books in conformity with GAAP; and (b) liens created pursuant to this Security Agreement in favor of the Secured Party.

(g) The Grantor shall not otherwise transfer or dispose of sell, transfer, alienate, lease or otherwise dispose of any Collateral (“Transfer”), other than arising in the ordinary course of business.

Security Agreement
Page 3

(h) The Grantor will not, without providing at least thirty (30) days' prior written notice to the Secured Party, change its legal name, identity, type of organization, jurisdiction of organization, location of its chief executive office or its principal place of business, or its organizational identification number. The Grantor will, prior to any change described in the preceding sentence, take all actions requested by the Secured Party to maintain the perfection and priority of the Secured Party’s security interest in the Collateral for the ratable benefit of the Secured Party.

(i) The Grantor will keep the Collateral in good order and repair and will not use the same in violation of Applicable Law or any policy of insurance thereon. The Grantor will permit the Secured Party, or its designee, to inspect the Collateral at any reasonable time, wherever located.

(j) The Grantor will pay promptly when due all taxes, assessments, governmental charges, and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Security Agreement.

4. Remedies. Upon the occurrence of an Event of Default (as defined in the Purchase Agreements) , the Secured Party shall have, in addition to all other rights and remedies provided in this Security Agreement or otherwise, all the rights and remedies of a Secured Party on default under the UCC, including without limitation the right to take possession of the Collateral, and for that purpose the Secured Party may, so far as Grantors can give authority therefor, enter upon any premises upon which Collateral may be situated and remove, take and carry away the same. The Secured Party may require Grantor to assemble the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to the Secured Party. Without limiting the generality of the foregoing, the Secured Party may immediately, without demand or performance and without notice of intention to sell or of time or place of sale or of redemption or other notice or demand whatsoever to Grantor, all of which are hereby expressly waived, and without advertisement, sell the Collateral, or any part thereof, at public or private sale or otherwise, at any of Secured Party’s offices or elsewhere, for cash, on credit, or for future delivery and upon such other terms as Secured Party may deem commercially reasonable, and after deducting from the proceeds of sale or other disposition of the Collateral all expenses (including all reasonable expenses for legal services), shall apply the residue of such proceeds toward the payment of the Obligations and other liabilities of Grantor, Grantor remaining liable for any deficiency remaining unpaid after such application. If notice of any sale or other disposition is required by law to be given, Grantor hereby agrees that a notice sent at least two (2) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made, shall be reasonable notice of such sale or other disposition. The Secured Party, in its discretion, may in its name or in the name of Grantor, demand, sue for, collect, and receive any money, receivables, or proceeds included in the Collateral and extend the time of payment or otherwise modify any of the terms of or release Grantor under any such Collateral, without thereby incurring responsibility to or discharging or otherwise affecting any liability of Grantor. Grantor shall pay to the Secured Party on demand any and all attorney’s fees reasonably and necessarily incurred or paid by the Secured Party in protecting or enforcing the Obligations and the other rights of the Secured Party under this Security Agreement, including its right to take possession of and realize on Collateral.

5. Power of Attorney. The Grantor authorizes the Secured Party and does hereby make, constitute, and appoint the Secured Party and agents of the Secured Party with full power of substitution, as Grantor’s true and lawful attorney-in-fact with power, in its own name or in the name of Grantor, upon the occurrence and continuance of any material breach of the Loan, to endorse any notes, checks, drafts, money orders, or other instruments of payment (including, payments under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Party; to sign and endorse any documents relating to the Collateral; to pay or discharge taxes, liens, security interests, or other encumbrances at any time levied or placed on or threatened against the Collateral; to grant, collect, receipt for, compromise, settle, and sue for sums due in respect of the Collateral; and generally, to do at the Secured Party’s option and at Grantor’s expense, at any time, or from time to time all acts and things which the Secured Party deems necessary to protect, preserve, and realize upon the Collateral and the security interests therein in order to effect the intent of this Security Agreement, as fully and effectually as Grantor might or could do; and Grantor hereby ratifies all that said attorney shall do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for as long as any of the obligations shall be outstanding. The Grantor agrees that any reasonable fees, costs, and expense incurred by the Secured Party pursuant to the foregoing authorization shall become part of the Obligations and be secured by the Collateral.

Security Agreement
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6. Term of Security Agreement. The term of this Security Agreement shall commence on the date hereof and continue in full force and effect until all of the Obligations have been fully and indefeasibly paid and performed and such payment and performance has been acknowledged in writing by the Secured Party. At such time, this Security Agreement shall terminate, Secured Party shall release its security interests hereunder (and deliver and sign appropriate UCC termination statements), and the Collateral shall be reassigned to Grantor.

7. Indemnity and Expenses.

(a) Grantor agrees to indemnify Secured Party from and against any and all claims, losses, and liabilities arising out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses, or liabilities resulting from Secured Party’s gross negligence or willful misconduct.

(b) Grantor will upon demand pay to Secured Party the amount of any and all expenses, including the reasonable fees and out of pocket disbursements of its counsel and of any experts and agents, which Secured Party may incur in connection with: (i) filing or recording fees incurred in connection with this Security Agreement; (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral; (iii) the exercise or enforcement of any of the rights of Secured Party; or (iv) the failure by Grantors to perform or observe any of the provisions hereof. Secured Party shall not be liable to Grantors for damages as a result of delays, temporary withdrawals of the Equipment from service, or other causes other than those caused by Secured Party’s gross negligence or willful misconduct.

8. Continuing Security Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall: (a) in full force and effect until all of the Obligations have been fully and indefeasibly paid and performed and such payment and performance has been acknowledged in writing by the Collateral Agent; (b) be binding upon Grantor, and Grantor’s successors and assigns; and (c) inure to the benefit of Secured Party and Secured Party’s successors, transferees, and assigns. At such time, this Security Agreement shall terminate, Collateral Agent shall release its security interests hereunder (and deliver and sign appropriate UCC termination statements), and the Collateral shall be reassigned to Grantor.

9. Assignment. This Security Agreement may not be assigned by any party without the prior written consent of Secured Party, not to be unreasonably withheld.

10. Governing Law. The Parties expressly incorporate the provisions set forth in Section 15 of the Note by this reference.

11. Notices. Any notice required by this guaranty or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or by certified mail, postage prepaid, or recognized overnight delivery services as follows:

Security Agreement
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To the Grantor:

Vegas Brazil LLC 1 Corporate Park, Suite 112 Irvine, CA 92606 Attn: Julie Le [****]

With a courtesy copy, via email, that shall not constitute notice to:

saralee@us-attorneys.com

To the Secured Party:

DEP Nevada, Inc.

2650 N Green Valley Pkwy, Ste 150

Henderson NV 89014

Email: TripHoffman@bodyandmind.com

Attn: Trip Hoffman

With a courtesy copy, via email, that shall not constitute notice to:

lukian.kobzeff@rimonlaw.com

12. No Waiver. Secured Party shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

13. Counterparts. This Security Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. Headings. The headings and captions of the various subdivisions of this Security Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

15. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Security Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Security Agreement shall nevertheless remain in full force and effect.

16. Construction.The parties have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Security Agreement.

17. Miscellaneous. Should any provision of this Security Agreement be determined by a court of competent jurisdiction to be unenforceable, all of the other provisions shall remain effective. This Security Agreement, together with the Agreement, the Note, and each of the other Security Documents, embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. There are no conditions to the full effectiveness of this Security Agreement.

[signature page follows]

Security Agreement
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IN WITNESS WHEREOF, the parties have executed and delivered this Security Agreement on the date first above written.

SECURED PARTY: DEP Nevada, Inc.		GRANTOR: Vegas Brazil LLC

By:		By:
Name:	Stephen ‘Trip’ Hoffman	Name:	Julie Le
Its:	Authorized Signatory	Its:	Manager

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SCHEDULE I

DEP Nevada, Inc.

UCC-1 FINANCING STATEMENT

EXHIBIT D

SECOND GUARANTY

[insert on subsequent page]

GUARANTY

This guaranty (this “Guaranty”) is made effective as of __________, 2024 (the “Effective Date”) by Tommy Le, an individual (the “Guarantor”) in favor of DEP Nevada, Inc., a Nevada corporation (the “Lender”).

WHEREAS, contemporaneous herewith, Vegas Brazil LLC, a California limited liability company (“Borrower”) has entered into a promissory  note with the Lender (the “Loan Agreement”) whereby Borrower has borrowed from Lender the principal amount of $1,000,000.00 (the “Loan”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Loan Agreement.

WHEREAS, it is a condition precedent to Lender’s making of the Loan under the Loan Agreement that the Guarantor shall have executed and delivered this Guaranty.

WHEREAS, the Guarantor stands to materially benefit from the making of the Loan under the Loan Agreement.

NOW, THEREFORE, in consideration of the promises and in order to induce Lender to make the Loan, the Guarantor hereby agrees as follows:

1. Definitions. As used in this Guaranty, capitalized terms not otherwise defined herein have the meanings provided for such terms in the Loan Agreement.

(a) “Affiliate” means as to a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, the Person specified.

(b) “Guaranteed Obligations” shall have the meaning set forth in Section 2(a).

(c) “Lien” means, with respect to any specified asset, any and all liens, claims, encumbrances, mortgages, options, pledges and security interests thereon.

(d) “Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

(e) “Loan Obligation” shall mean all obligations of the Borrower to Lender under the Loan Agreement, including without limitation, payment of the Loan, all interest accrued thereon, and all costs, fees and expenses related thereto, in each case whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with the Loan Agreement.

(f) “Transfer” means to assign, sell, offer to sell, pledge, dispose of or any other like transfer, directly or indirectly.

2. Guaranty.

(a) The Guarantor unconditionally and irrevocably guaranties to Lender, from the Effective Date and at all times thereafter while any portion of the Loan Obligation remains outstanding, punctual payment to Lender of all Loan Obligations, when due, whether by acceleration or otherwise (the “Guaranteed Obligation”).

(b) The Guarantor agrees that this guaranty shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by the Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower.

3. Unconditional Character of Guaranty.

(a) The obligations of the Guarantor under this Guaranty are absolute and unconditional, and shall be a guaranty of payment and not of collection, irrespective of the validity, regularity, or enforceability of the Loan Agreement or any provision thereof, the absence of any action to enforce the same, any waiver or consent with respect to or any amendment of any provision thereof (provided that any amendment of this Guaranty shall be in accordance with the terms hereof), the recovery of any judgment against any person or action to enforce the same, any failure or delay in the enforcement of the obligations of Lender under the Loan Agreement, or any setoff, counterclaim, recoupment, limitation, defense or termination whether with or without notice to the Guarantor. It is the express purpose and intent of the parties hereto that this Guaranty and the Guarantor’s obligation hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

(b) Without limiting the generality of the foregoing, the obligations of the Guarantor under this Guaranty, and the rights of Lender to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected to the extent permitted by applicable law, by (i) any death, insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting the Borrower or the Guarantor, (ii) the Transfer of all or substantially all of Borrower’s assets to a third party, (iii) any action taken by Lender that is authorized by any provision of this Guaranty, or (iv) any other principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms hereof.

4. No Duty to Pursue Others. Lender has the right to require the Guarantor to pay, comply with, and satisfy the Guaranteed Obligations under this Guaranty, and shall have the right to proceed immediately against the Guarantor with respect thereto.

5. Waivers and Acknowledgements.

(a) The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all presently existing and future Guaranteed Obligations.

(b) The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Lender protect, secure, perfect or insure any lien or any property subject thereto.

(c) The Guarantor hereby unconditionally and irrevocably waives any defense based on any right of set-off or recoupment or counterclaim against or in respect of the Guaranteed Obligations.

6. Dissolution, Liquidation or Bankruptcy of the Borrower. In the event of the Borrower’s dissolution, insolvency or adjudication of bankruptcy or filing of a petition for relief under any present or future provision of the United States Bankruptcy Code, or the filing of such a petition against any Borrower, and in any such proceeding some or all of the Guaranteed Obligations are terminated or rejected, is modified or abrogated or are otherwise avoided for any reason, the Guarantor agrees that such liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such event, action, or proceeding had occurred. This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Lender upon the dissolution, insolvency, bankruptcy or reorganization of the Borrower, as though such payment had not been made.

7. Default. Any default under, or breach of, this Guaranty by the Guarantor shall be considered a “Default” hereunder and an “Event of Default” under the Loan Agreement.

8. Enforcement Costs. The Guarantor hereby agrees to pay, on written demand by Lender, all costs incurred by Lender in collecting any amount payable under this Guaranty or enforcing or protecting its rights under the Loan Agreement or this Guaranty, in each case whether or not legal proceedings are commenced. Such fees and expenses shall be in addition to the Guaranteed Obligations.

9. Assignment. This Guaranty may not be assigned by any Guarantor without the prior written consent of Lender, in Lender’s sole and absolute discretion.

11. Governing Law; Dispute Resolution. The Parties expressly incorporate the provisions set forth in Section 15 and Section 16 of the Loan Agreement by this reference.

12. Notices. Any notice, demand, communication or other document required, permitted, or desired to be given hereunder shall be in writing and shall be delivered personally or sent by United States registered or certified mail, return receipt requested, postage prepaid, by Federal Express or other reputable overnight courier, or by email, and addressed to the party at the respective numbers and/or addresses set forth below each Party’s signature block, and the same shall be deemed given and effective (i) upon receipt or refusal if delivered personally or by hand delivered messenger service, (ii) the date received or refused if sent by Federal Express or other reputable overnight courier, (iii) the date received or refused if mailed by United States registered or certified mail, return receipt requested, postage prepaid, and (iv) the next business day following transmittal of electronic mail. A party may change its address for receipt of notices by service of a notice of such change in accordance herewith.

12. No Waiver. Lender shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

14. Release. Upon the final payment and discharge in full of all Guaranteed Obligations, Lender shall timely deliver to the Guarantor a written release of this Guaranty.

15. Counterparts. This Guaranty may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16. Headings. The headings and captions of the various subdivisions of this Guaranty are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

17. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Guaranty shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Guaranty shall nevertheless remain in full force and effect.

18. Construction. The parties have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Guaranty.

19. Miscellaneous. Should any provision of this Guaranty be determined by a court of competent jurisdiction to be unenforceable, all of the other provisions shall remain effective. This Guaranty, together with the Promissory Note, embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof.

[signature page follows]

IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty on the date first above written.

GUARANTOR: Tommy Le

Address: 1 Corporate Parke Suite 112 Irvine CA 92606 Email: [****]

EXHIBIT E

MEMBERSHIP INTEREST ASSIGNMENT

Nevada Medical Group, LLC

FOR VALUE RECEIVED, the undersigned, DEP Nevada, Inc., a Nevada corporation (“Seller”), does hereby sell, assign and transfer to Vegas Brazil LLC, a California limited liability company (“Buyer”) one-hundred percent (100%) of the membership interest (the “Interest”) of Nevada Medical Group, LLC, a Nevada limited liability company (the “Company”), standing in its name on the books and records of Company and does hereby irrevocably constitute and appoint Company’s manager, as Seller’s attorney-in-fact, to transfer such Interest on the books and records of the Company maintained for that purpose with full power of substitution.

IN WITNESS WHEREOF, the undersigned has executed this Membership Interest Assignment as of ___________________.

DEP Nevada, Inc. (“Seller”)

Stephen ‘Trip’ Hoffman
President